Exhibit 24.1

POWER OF ATTORNEY AND SIGNATURES

Each of the undersigned officers of The PNC Financial Services Group, Inc. (“PNC”) hereby names, constitutes and appoints Robert Q. Reilly, Gregory H. Kozich, Kathryn Leonard, Laura Gleason, and Laura L. Long, and each of them individually, with full power to act without the others and with full power of substitution and re-substitution the undersigned’s true and lawful attorney-in-fact and agent to execute for the undersigned and in his or her name, place and stead, in any and all capacities, the Registration Statement on Form S-4 filed herewith and any and all subsequent pre-effective and post-effective registration statements to said registration statement, and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulating body, hereby granting to said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as the undersigned might or could do in person.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Joseph Alvarado Joseph Alvarado	Director	October 2, 2025

/s/ Debra A. Cafaro Debra A. Cafaro	Director	October 3, 2025

/s/ Marjorie Rodgers Cheshire Marjorie Rodgers Cheshire	Director	October 2, 2025

/s/ Douglas Dachille Douglas Dachille	Director	October 2, 2025

/s/ Andrew T. Feldstein Andrew T. Feldstein	Director	October 2, 2025

/s/ Richard J. Harshman Richard J. Harshman	Director	October 2, 2025

/s/ Daniel R. Hesse Daniel R. Hesse	Director	October 2, 2025

/s/ Renu Khator Renu Khator	Director	October 2, 2025

/s/ Linda R. Medler Linda R. Medler	Director	October 2, 2025

/s/ Robert A. Niblock Robert A. Niblock	Director	October 2, 2025

/s/ Martin Pfinsgraff Martin Pfinsgraff	Director	October 3, 2025

/s/ Bryan S. Salesky Bryan S. Salesky	Director	October 2, 2025